Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan of Silver Spring Networks, Inc. of our report dated March 9, 2016, with respect to the consolidated financial statements of Silver Spring Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 9, 2016